EXHIBIT 15

UNAUDITED INTERIM FINANCIAL INFORMATION LETTER



                                                                     EXHIBIT 15



Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D.C.  20549

Commissioners:

We are aware that our report dated April 17, 2000 on our reviews of interim condensed consolidated financial information of Digi International Inc. and subsidiaries (the Company) for the three month and six month periods ended March 31, 2000 and 1999, and included in the Company's Form 10-Q for the quarter ended March 31, 2000, is incorporated by reference in the Company's registration statements on Form S-8 (Registration Nos. 33-32956, 33-38898, 333-99, 333-1821,
333-23857 and 333-57869).



PRICEWATERHOUSECOOPERS LLP


Minneapolis, Minnesota
May 15, 2000